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PROXY         GREASE MONKEY HOLDING CORPORATION                   PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               To Be Held June 15, 1998

     The undersigned hereby constitute(s) and appoint(s) Charles E. Steinbrueck and Jerry D. Armstrong and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of common stock of Grease Monkey Holding Corporation ("Company") at the Annual Meeting of Shareholders to be held at the training center of the Company, 216 16th Street, Suite 600, Denver, Colorado, on Monday, June 15, 1998, at 10:00 a.m. Mountain Time and at any and all adjournments thereof, for the following purposes:

1.   ELECTION OF SEVEN (7) DIRECTORS

/ / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. UNLESS THE PROXIES ARE OTHERWISE INSTRUCTED, YOUR TOTAL VOTE FOR DIRECTORS WILL BE CAST EQUALLY FOR THE NOMINEES WITH RESPECT TO WHOM YOU DO NOT WITHHOLD AUTHORITY.

  Jerry D. Armstrong      Jim D. Baldwin    Cortlandt S. Dietler  George F. Wood
  Charles E. Steinbrueck  James B. Wallace  Wayne H. Patterson

2. In their discretion, the proxies are authorized to vote upon such other business, including a substitute nominee for director if a nominee is unable to serve, as may lawfully come before the meeting.

     The undersigned hereby revoke(s) any proxies as to the undersigned's shares heretofore given by the undersigned and ratify(ies) and confirm(s) all that said attorneys and proxies may lawfully do by virtue hereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE. It is understood that this Proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Shareholders to the undersigned. THE PROXIES AND ATTORNEYS INTEND TO VOTE THE SHARES REPRESENTED BY THIS PROXY ON SUCH MATTERS, IF ANY, AS DETERMINED BY THE BOARD OF DIRECTORS.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

                                        Dated:                           , 1998
                                              ---------------------------

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                                                       SIGNATURE

                                              ---------------------------
                                               SIGNATURE IF HELD JOINTLY

                                   Signature(s) should agree with name(s)
                                   stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

                                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                                   BOARD OF DIRECTORS.  PLEASE SIGN AND RETURN
                                   THIS PROXY TO AMERICAN SECURITIES TRANSFER,
                                   INC., 938 QUAIL STREET, SUITE 101, LAKEWOOD,
                                   CO. 80215-5513.  THE GIVING OF A PROXY WILL
                                   NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF
                                   YOU ATTEND THE MEETING.